Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-163197) of CoreLogic, Inc. of our report dated June 29, 2010 relating to the financial statements of the CoreLogic, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida

June 29, 2010